Exhibit 5.1

910 Louisiana	AUSTIN	NEW YORK
Houston, Texas	Brussels	PALO ALTO
77002-4995	DALLAS	RIYADH
	DUBAI	San Francisco
TEL +1 713.229.1234	HOUSTON	WASHINGTON
FAX +1 713.229.1522	HOUSTON
BakerBotts.com

May 4, 2022

Coterra Energy Inc.

Three Memorial City Plaza

840 Gessner Road, Suite 1400

Houston, Texas 77024

Ladies and Gentlemen:

We have acted as counsel to Coterra Energy Inc., a Delaware corporation (the “Company”), with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the Company’s proposed offer and sale, from time to time, pursuant to Rule 415 under the Act, of an indeterminate amount of (i) shares of common stock, par value $0.10 per share, of the Company (the “Common Stock”); (ii) shares of preferred stock, par value $0.10 per share, of the Company (the “Preferred Stock”); (iii) rights to purchase any combination of Common Stock, Preferred Stock or other securities of the Company (the “Rights”); (iv) debt securities of the Company (the “Debt Securities”); (v) warrants to purchase any combination of Common Stock, Preferred Stock, Debt Securities, Depositary Shares (as defined below) and Purchase Contracts (as defined below) (the “Warrants”); (vi) depositary shares of the Company representing Preferred Stock (the “Depositary Shares”); (vii) purchase contracts of the Company with regard to Common Stock, Preferred Stock or other securities of the Company (the “Purchase Contracts”); (viii) purchase units of the Company (the “Purchase Units”), each consisting of a Purchase Contract and other securities or obligations issued by the Company or third parties, or any other securities described in the applicable prospectus supplement or any combination of the foregoing; and (ix) units consisting of any combination of the Common Stock, Preferred Stock, Rights, Debt Securities, Warrants, Depositary Shares or Purchase Contracts (the “Units”). The Common Stock, Preferred Stock, Rights, Debt Securities, Warrants, Depositary Shares, Purchase Contracts, Purchase Units and Units are collectively referred to herein as the “Securities.” At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

Each series of Debt Securities will be issued pursuant to an indenture, dated as of October 7, 2021, as amended or supplemented from time to time, among the Company, as issuer, and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as trustee (the “Indenture”). The Indenture will be supplemented, in connection with the issuance of each such series of Debt Securities, by a supplemental indenture, officers’ certificate or other writing thereunder (each, a “Supplemental Indenture Document”) establishing the form and terms of such series of Debt Securities.

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In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of (i) the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended to date (together, the “Charter Documents”), (ii) the Indenture, (iii) corporate records of the Company, (iv) the Registration Statement, including the prospectus contained therein relating to the Securities, (v) certificates of public officials and of officers and other representatives of the Company and (vi) statutes and such other records, certificates, documents and instruments as we have deemed necessary or advisable as a basis for giving the opinion set forth below.

In connection with this opinion, we have relied, to the extent we deemed proper, without independent investigation, upon certificates, statements and other representations of officers and other representatives of the Company and of governmental and public officials with respect to the accuracy and completeness of the material factual matters contained therein or covered thereby.

In connection with this opinion, we have assumed, without independent investigation, that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as certified or photostatic copies are true and correct copies of the originals thereof, that such original copies are accurate and complete and that all information submitted to us was accurate and complete.

In connection with this opinion, we also have assumed that:

(i)            the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act;

(ii)            a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(iii)          all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement (including post-effective amendments thereto) and the applicable prospectus supplement;

(iv)          the Board of Directors of the Company (or, to the extent permitted by applicable law and the Charter Documents, a duly constituted and acting committee thereof) (such Board of Directors or committee being hereafter referred to as the “Board”) and the stockholders of the Company will have taken all necessary corporate action to authorize the creation and issuance of the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and the issuance and sale of such Securities and related matters;

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(v)           a definitive purchase agreement, underwriting agreement, rights agreement, warrant agreement, unit agreement or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto (each, a “Purchase Agreement”);

(vi)          any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

(vii)         all Securities, and any certificates in respect thereof, will be delivered either (a) in accordance with the provisions of the applicable Purchase Agreement approved by the Board upon payment of the consideration therefor provided for therein; or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board;

(viii)        in the case of shares of Common Stock or Preferred Stock, (a) certificates representing such shares will have been duly executed and will have been duly countersigned by a transfer agent and duly registered by a registrar of such stock, or, if uncertificated, valid book-entry notations will have been made in the share register of the Company in accordance with the provisions of the Charter Documents; (b) there will be sufficient shares of Common Stock or Preferred Stock, as applicable, authorized under the Company’s Charter Documents and not otherwise issued or reserved for issuance; and (c) the purchase price therefor payable to the Company, or if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise, will not be less than the par value of such shares, in the case of shares of Common Stock, or the purchase price or consideration, as the case may be, as approved by the Board with respect to such issuance, in the case of shares of Preferred Stock;

(ix)           in the case of shares of Preferred Stock of any series, the Board will have taken all necessary corporate action to designate and establish the terms of such series and will have caused a certificate of designations respecting such series to be prepared and filed with the Secretary of State of the State of Delaware;

(x)            in the case of Rights, (a) the Board will have taken all necessary corporate action to authorize the terms of such Rights; (b) the applicable rights agreement will have been duly authorized by the Company and duly executed and delivered by the Company and the rights agent thereunder appointed by the Company; (c) such rights agreement will be the valid and legally binding obligation of the rights agent, enforceable against such party in accordance with its terms; (d) such Rights and such rights agreement will be governed by New York law and will not include any provision that is unenforceable; and (e) such Rights or certificates representing such Rights, if any, will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such rights agreement and the applicable Purchase Agreement;

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(xi)           in the case of Debt Securities of any series issuable under the Indenture, (a) the Board will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities in accordance with the terms of the Indenture, including, if applicable, the execution and delivery of a Supplemental Indenture Document by the Company and the trustee thereunder, and such Debt Securities will be governed by New York law and will not include any provision that is unenforceable; (b) a Supplemental Indenture Document will have been duly executed and delivered by the Company and, as applicable, the trustee thereunder; (c) the Indenture will be the valid and legally binding obligation of the trustee, enforceable against such party in accordance with its terms; (d) the Indenture will have become qualified under the Trust Indenture Act of 1939, as amended; and (e) forms of Debt Securities complying with the terms of the Indenture will be issued and evidencing such Debt Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions the Indenture;

(xii)          in the case of Warrants, (a) the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Securities to be issued pursuant thereto and to approve the warrant agreement relating thereto; (b) such warrant agreement will have been duly executed and delivered by the Company and the warrant agent thereunder appointed by the Company; (c) such warrant agreement will be the valid and legally binding obligation of the warrant agent, enforceable against such party in accordance with its terms; (d) such Warrants and such warrant agreement will be governed by New York law and will not include any provision that is unenforceable; and (e) such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such warrant agreement and the applicable Purchase Agreement to the purchasers thereof upon payment of the agreed-upon consideration therefor;

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(xiii)         in the case of Depositary Shares, (a) the Board will have taken all necessary corporate action to establish the terms of the Depositary Shares, including any action with respect to the Preferred Stock underlying such Depositary Shares; (b) the applicable deposit agreement (the “Deposit Agreement”) will have been duly authorized, executed and delivered by the Company and the depositary thereunder appointed by the Company; (c) the terms of such Depositary Shares and of their issuance and sale will have been duly established in conformity with the Deposit Agreement; (d) such Depositary Shares will have been authorized, offered and sold in accordance with the Deposit Agreement; (e) such Deposit Agreement will be the valid and legally binding obligation of the depositary agent thereunder, enforceable against such party in accordance with its terms; (f) the Preferred Stock underlying such Depositary Shares will have been duly issued and deposited with the depositary; (g) the receipts evidencing such Depositary Shares (“Receipts”) will have been duly issued against the deposit of such Preferred Stock in accordance with the Deposit Agreement; (h) the Deposit Agreement and such Receipts will be governed by New York law and will not include any provision that is unenforceable; and (i) the Receipts will have been duly executed, countersigned, registered and delivered in accordance with the provisions of the applicable Deposit Agreement to the purchasers thereof upon payment of the agreed-upon consideration therefor;

(xiv)         in the case of Purchase Contracts, (a) the Board will have taken all necessary corporate action to establish the terms thereof and approve the purchase contract agreement and to authorize the form, terms, execution and delivery of the Purchase Contracts; (b) the Purchase Contracts will have been duly executed and delivered by the Company and the other parties thereto; (c) such purchase contract agreement will be the valid and legally binding obligation of the counterparty, enforceable against such party in accordance with its terms; (d) the Common Stock, Preferred Stock or other securities of the Company relating to such Purchase Contracts will have been duly authorized for issuance by the Company; and (e) such Purchase Contracts will be governed by New York law and will not include any provision that is unenforceable;

(xv)          in the case of Purchase Units, (a) the Board will have taken all necessary corporate action to establish the terms thereof and approve the unit agreement and to authorize the form, terms, execution and delivery of the Purchase Units and the terms of the Securities included in such Purchase Units, if any; (b) the Purchase Units will have been duly executed and delivered by the Company and the other parties thereto; (c) the actions with respect to the Purchase Contracts included in such Purchase Units referred to in paragraph (xiv) above will have been taken and the actions with respect to such other Securities referred to in paragraphs (i) through (xiii) above and (xvi) below, as the case may be, will have been taken with respect to such other Securities included in such Purchase Units; (d) if such Purchase Units include securities other than Securities, such other securities will have been duly and validly executed, issued and delivered by the issuer thereof and will be legal, valid and binding obligations of such issuer, enforceable against such issuer in accordance with their respective terms; and (e) such Purchase Units and any agreement or other instrument establishing such Purchase Units or defining the rights of the holders of such Purchase Units will be governed by New York law and will not include any provision that is unenforceable; and

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(xvi)         in the case of Units, (a) the Board will have taken all necessary corporate action to establish the terms of such Units and the terms of the Securities included in such Units, and to approve the unit agreement relating thereto; (b) such Units, or certificates representing such Units, if any, and such unit agreement will have been duly executed and delivered by the parties thereto; (c) the actions referred to in paragraphs (i) through (xiv) above, as the case may be, will have been taken with respect to the Securities included in such Units; (d) any agreement or other instrument establishing such Units or defining the rights of the holders of such Units will be governed by New York law and will not contain any provision that is unenforceable; and (e) the terms of the Units and the related Securities and their issuance and sale will have been duly established in conformity with the applicable contracts, agreements or indentures that are a component of the offered Units (including authorization of the issuance of any Securities to be issued pursuant to such Units).

On the basis of the foregoing, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that:

1.             The shares of Common Stock and Preferred Stock included in the Securities, when issued, will have been duly authorized and validly issued and will be fully paid and nonassessable.

2.             The Debt Securities included in the Securities, when issued, will have been duly authorized and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights and remedies generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and comity, (iii) public policy and applicable law relating to fiduciary duties and indemnification or (iv) any implied covenants of good faith and fair dealing.

3.             The Depositary Shares included in the Securities, when issued, will have been duly authorized and validly issued, and the Receipts representing the Depositary Shares will entitle the holders thereof to the rights specified therein and in the Deposit Agreement pursuant to which they are issued, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights and remedies generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and comity, (iii) public policy and applicable law relating to fiduciary duties and indemnification or (iv) any implied covenants of good faith and fair dealing.

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4.             The Rights, Warrants, Purchase Contracts, Purchase Units and Units, when issued, will have been duly authorized and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights and remedies generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and comity, (iii) public policy and applicable law relating to fiduciary duties and indemnification or (iv) any implied covenants of good faith and fair dealing.

The opinions set forth above are limited in all respects to matters of the contract law of the State of New York, the General Corporation Law of the State of Delaware and applicable federal law of the United States of America, in each case, as in effect on the date hereof.

We hereby consent to the filing of this opinion of counsel with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.